Exhibit 99.1

Nuverra Announces Key Additions to Senior Leadership Team

–	Joseph M. Crabb Named Executive VP and Chief Legal Officer
–	Stephen K. London Named Vice President of Business Development

SCOTTSDALE, Ariz. (April 15, 2014) – Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra”), a leading provider of full-cycle environmental solutions to energy and industrial end-markets, today named Joseph M. Crabb as Executive Vice President and Chief Legal Officer, and Stephen K. London as Vice President of Business Development.

Mark D. Johnsrud, Chief Executive Officer, commented, “We are very excited and fortunate to welcome two highly experienced and respected professionals to the Nuverra leadership team. Both Joe and Steve bring proven track records of exceptional performance in corporate and industry settings that will support our continued expansion in shale oil and natural gas markets throughout the country. Management depth is a key factor in the success of growth companies like ours, and adding such outstanding executives strengthens our position to meet the energy industry’s rapidly-growing demand for innovative environmental solutions.”

Mr. Crabb joins Nuverra from Squire Sanders LLP, where he was a partner and group leader of the corporate practice group in the firm’s Phoenix office. Mr. Crabb brings more than 20 years of experience in the areas of corporate finance securities reporting, corporate governance, and merger, acquisition, and divestiture transactions. While at Squire Sanders, Mr. Crabb acted as Nuverra’s outside counsel and assisted the Company with key initiatives related to corporate finance; merger, acquisition and divestiture transactions; corporate governance; and litigation, among other projects.

Mr. London joins Nuverra following 34 years with Halliburton in a variety of roles, most recently serving as Account Vice President based in the company’s Houston office. During his tenure with Halliburton, Mr. London led global expansion and account management efforts for select major accounts and was responsible for the pursuit, growth and maintenance of key business relationships. His expertise includes developing and implementing the strategies to grow and maintain successful long-term commercial relationships in the energy industry.

About Nuverra Environmental Solutions, Inc.

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding potential growth and other matters that involve known and unknown risks, uncertainties and other factors that may cause liquidity, access to capital, operating results, financial performance or other matters to differ materially from those expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; changes in oil and or natural gas prices; changes in customer drilling activities and capital expenditure plans; shifts in production among shale areas; control of costs and expenses; business, regulatory and other factors impacting the capital markets; changes in the Company’s asset base and borrowing capacity under credit facilities; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www/nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Nuverra Environmental Solutions, Inc.

Liz Merritt, 602-903-7802

VP-Investor Relations & Communications

ir@nuverra.com

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The Piacente Group, Inc.

Brandi Piacente, 212-481-2050

President

nuverra@tpg-ir.com